Exhibit 99.1

Tornier Reports Fourth Quarter and Fiscal Year 2013 Results

and Provides 2014 Outlook

•	Phase 1 of U.S. distribution channel transition complete; Phase 2 underway, with focus on sales force optimization and training

•	New product launches and pipeline on track, led by Aequalis Ascend Flex adoption and expected second quarter launch of Aequalis Reversed in Japan

AMSTERDAM, The Netherlands (February 20, 2014) — Tornier N.V. (NASDAQ:TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported today its financial results for the fourth quarter and fiscal year ended December 29, 2013.

Revenue for the fourth quarter of 2013 was $83.4 million compared to fourth quarter 2012 revenue of $79.0 million, an increase of 5.5% as reported and 4.4% in constant currency. Revenue for the fiscal year ended December 29, 2013 totaled $311.0 million, compared to 2012 revenue of $277.5 million, an increase of 12.0% as reported and 11.3% in constant currency.

Fourth quarter 2013 revenue of Tornier’s extremities product categories totaled $68.1 million compared to $64.7 million a year ago, an increase of 5.2% as reported and 4.8% in constant currency. For the fiscal year 2013, revenue of Tornier’s extremities product categories was $258.0 million compared to $224.9 million a year ago, an increase of 14.7% as reported and 14.4% in constant currency.

Giving pro forma effect to Tornier’s fourth quarter 2012 acquisition of OrthoHelix Surgical Designs, Inc. to include OrthoHelix revenue in the full prior year period, Tornier’s 2013 fourth quarter constant currency revenue growth was 4.0%, and extremities products constant currency revenue increased 4.3%. Pro forma constant currency revenue growth for the fiscal year 2013 was 3.5%, and pro forma extremities products constant currency revenue increased 4.7%.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “We completed the first phase of our U.S. sales force transition during the fourth quarter, ahead of our original timeline. This now positions us to focus on the next phase of the transition – training and maximizing rep productivity to drive both market expansion and penetration.”

Mr. Mowry continued, “I am pleased with the progress we are making on developing and launching new products both in the U.S. and international markets. We now have over 150 physicians trained and using the Aequalis Ascend Flex convertible shoulder system, well ahead of our initial launch goal of 100 by year end 2013. In addition, we have recently received both product and reimbursement approval for the Aequalis Reversed shoulder in Japan and look forward to the launch in the second quarter of 2014.”

The Company’s fourth quarter 2013 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $9.2 million, or 11.0% of reported revenue, compared to $11.0 million, or 13.9% of revenue, in the same quarter of the prior year. For the fiscal year ended December 29, 2013, adjusted EBITDA decreased to $30.4 million, or 9.8% of reported revenue, compared to $32.9 million, or 11.9% of revenue in 2012.

Fourth Quarter 2013 Revenue Highlights

Extremities

•	Revenue from the upper extremities joints and trauma category was $48.2 million, an increase of 4.7% in constant currency over the same quarter in 2012. This growth was primarily led by the Company’s shoulder arthroplasty portfolio, including the Aequalis Reversed Shoulder and Aequalis Ascend family of products, which included continued contribution from the third quarter 2013 launch of the Aequalis Ascend Flex.

•	Revenue from Tornier’s lower extremities joints and trauma category in the fourth quarter of 2013 reached $16.2 million, an increase of 9.9% in constant currency. Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue for the full fourth quarter of 2012, fourth quarter 2013 lower extremities revenue recorded constant currency growth of 7.8%. This growth was led by increases across several of the Company’s foot and ankle product lines, along with continued international expansion of our lower extremities portfolio and sales force.

•	Revenue from the sports medicine and biologics product category was $3.7 million in the fourth quarter of 2013, a decrease of 11.9% in constant currency over the same quarter in 2012, reflecting a decline in the Company’s anchor products, partially offset by growth in the Company’s suture and BioFiber products. The Company is in the early launch stage of its Insite FT bio anchor and unique Phantom Fiber high strength resorbable suture.

Large Joints

Revenue of the Company’s large joints and other product lines was $15.3 million, an increase of 2.5% in constant currency over the same quarter in 2012. In the fourth quarter of 2013, this product category represented 18.3% of the Company’s reported global revenue compared to 18.1% in the prior year period.

Geographic Revenue

On a geographic basis as compared to the fourth quarter of 2012, Tornier’s international revenue increased 7.9% as reported and 5.2% in constant currency, representing 42.6% of reported global revenue. Revenue in the United States increased by 3.8% and represented 57.4% of reported global revenue. Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue for the full fourth quarter of 2012, revenue in the United States increased by 3.2% during the fourth quarter of 2013 compared to the prior year quarter.

First Quarter 2014 Outlook

•	The Company projects first quarter 2014 constant currency revenue to be in the range of $78 to $82 million, representing a change in constant currency of (5.7%) to (0.8%) over the same period last year.

•	Based on recent currency exchange rates, first quarter 2014 reported revenue is projected to be in the range of $78.5 to $82.5 million, representing a change of (5.1%) to (0.3%) over the same period last year.

•	Revenue from the Tornier extremities product categories in the first quarter of 2014 is expected to be in the range of $63.4 to $66.7 million, representing a change in constant currency of (5.9%) to (1.0%) over the same period last year.

•	The Company projects first quarter 2014 adjusted EBITDA to be in the range of $4.0 to $6.0 million, or 5.1% to 7.3% of reported revenue.

Fiscal Year 2014 Outlook

•	The Company projects 2014 constant currency revenue to be in the range of $302 to $317 million, representing a change in constant currency of (2.9%) to 1.9% over last year.

•	Based on recent currency exchange rates, 2014 reported revenue is projected to be in the range of $304.2 to $319.1 million, representing a change of (2.2%) to 2.6% over last year.

•	Revenue from the Tornier’s extremities product categories in 2014 is expected to be in the range of $252.6 to $265.5 million, representing a change in constant currency of (2.1%) to 2.9% over last year.

•	The Company projects 2014 adjusted EBITDA to be in the range of $22.5 to $27.5 million, or 7.4% to 8.6% of reported revenue.

Conference Call

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its fourth quarter 2013 financial results and its initial outlook for 2014. The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com. Those without internet access may join the call from within the U.S. by dialing (877) 673-5355; outside the U.S., dial (760) 666-3805.

A telephone replay will be available for ten days following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 51024933. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “should,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the first quarter and full year 2014 and the expected timing of the launch of Aequalis Reversed in Japan. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance; Tornier’s reliance on its independent sales agencies and distributors to sell its products and the effect on its business and operating results of agency and distributor changes, transitions to direct selling models in certain geographies and the recent transition of its U.S. sales channel towards focusing separately on upper and lower extremity products; risks associated with Tornier’s acquisition of OrthoHelix and subsequent integration activities; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates and product recalls; competitor activities; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q and annual report on Form 10-K for the fiscal year ended December 29, 2013 anticipated to be filed shortly with the SEC. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on providing solutions to surgeons who treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 95 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Tornier®, Aequalis®, Aequalis Ascend®, Aequalis® Reversed™, Aequalis Ascend® Flex™, BioFiber®, Insite® FT™ and Phantom Fiber™ are trademarks of Tornier N.V and its subsidiaries, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Revenue	$83,392	$79,033	$310,959	$277,520
Cost of goods sold	20,803	22,435	80,264	76,964
Cost of goods sold—acquisition related	464	4,539	5,908	4,954

Gross profit	62,125	52,059	224,787	195,602
	74.5%	65.9%	72.3%	70.5%
Operating expenses
Selling, general and administrative	56,451	46,290	206,851	170,447
Research and development	5,997	6,195	22,387	22,524
Amortization of intangible assets	4,288	3,708	15,885	11,721
Special charges	2,729	9,831	3,738	19,244

Total operating expenses	69,465	66,024	248,861	223,936
Operating loss	(7,340)	(13,965)	(24,074)	(28,334)
Other income (expense)
Interest income	64	34	245	338
Interest expense	(1,502)	(2,303)	(7,256)	(3,733)
Foreign currency transaction loss	(749)	(278)	(1,820)	(473)
Loss on extinguishment of debt	—	(593)	(1,127)	(593)
Other non-operating (expense) income	(228)	62	(45)	116

Loss before income taxes	(9,755)	(17,043)	(34,077)	(32,679)
Income tax (expense) benefit	(944)	12,240	(2,349)	10,935

Consolidated net loss	$(10,699)	$(4,803)	$(36,426)	$(21,744)

Net loss per share
Basic and diluted	$(0.22)	$(0.12)	$(0.79)	$(0.54)
Weighted average ordinary shares outstanding
Basic and diluted	48,478	41,639	45,826	40,064

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	December 29, 2013	December 30, 2012
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$56,784	$31,108
Accounts receivable, net	55,555	54,192
Inventories	87,011	86,697
Deferred income taxes and other current assets	27,175	25,321

Total current assets	226,525	197,318
Instruments, net	63,055	51,394
Property, plant and equipment, net	43,494	37,151
Goodwill and intangibles, net	369,148	366,398
Deferred income taxes and other assets	3,204	1,966

Total assets	$705,426	$654,227

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$1,438	$4,595
Accounts payable	17,326	11,526
Accrued liabilities, deferred income taxes and other current liabilities	57,552	44,505

Total current liabilities	76,316	60,626
Other long-term debt	67,643	115,457
Deferred income taxes and other long-term liabilities	35,659	42,065

Total liabilities	179,618	218,148
Shareholders’ equity	525,808	436,079

Total liabilities and shareholders’ equity	$705,426	$654,227

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Cash flows from operating activities
Consolidated net loss	$(10,699)	$(4,803)	$(36,426)	$(21,744)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities
Depreciation and amortization	9,763	8,834	36,566	30,232
Impairment of fixed assets	140	1,013	140	2,041
Lease termination costs	—	—	—	731
Impairment of intangible assets	—	4,737	—	4,737
Non-cash foreign currency loss (gain)	750	(278)	1,829	(495)
Deferred income taxes	1,637	(4,359)	3,566	(4,506)
Tax benefit from reversal of valuation allowance	(1,120)	(10,700)	(1,120)	(10,700)
Share-based compensation	3,547	1,722	8,300	6,830
Non-cash interest expense and discount amortization	213	524	969	524
Inventory obsolescence	2,065	5,258	8,447	8,171
Loss on extinguishment of debt	—	—	1,127	—
Lease incentives	—	1,400	—	1,400
Gain from reversal of contingent consideration liability	(193)	—	(5,140)	—
Inventory step up from acquisition	464	1,993	5,908	1,993
Other non-cash items affecting earnings	476	(308)	1,095	1,836
Changes in operating assets and liabilities
Accounts receivable	(6,484)	(6,721)	(1,084)	(2,188)
Inventories	(3,344)	417	(9,186)	(3,057)
Accounts payable and accruals	7,110	3,516	7,421	87
Other current assets and liabilities	2,301	(209)	4,704	(1,526)
Other non-current assets and liabilities	35	1,259	(2,134)	65

Net cash provided by operating activities	6,661	3,295	24,982	14,431
Cash flows from investing activities
Acquisition-related cash payments	(5,325)	(100,366)	(13,083)	(104,022)
Additions of instruments	(7,240)	(2,754)	(23,805)	(11,999)
Gain on sale of building	—	1,517	—	1,517
Purchases of property, plant and equipment	(3,307)	(3,405)	(10,825)	(11,291)

Net cash (used in) investing activities	(15,872)	(105,008)	(47,713)	(125,795)
Cash flows from financing activities
Change in short-term debt	—	(17,359)	(1,000)	(8,009)
Repayments of long-term debt	(407)	(20,451)	(54,095)	(28,684)
Proceeds from issuance of long-term debt	1,796	115,873	1,796	121,045
Deferred financing costs	—	(5,396)	(111)	(5,396)
Issuance of ordinary shares	1,580	602	100,433	7,710

Net cash provided by financing activities	2,969	73,269	47,023	86,666
Effect of currency exchange rates on cash and cash equivalents	474	1,053	1,384	1,100

(Decrease) increase in cash and cash equivalents	(5,768)	(27,391)	25,676	(23,598)
Cash and cash equivalents at beginning of period	62,552	58,499	31,108	54,706

Cash and cash equivalents at end of period	$56,784	$31,108	$56,784	$31,108

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three months ended			Year ended
	(unaudited)			(unaudited)
	December 29, 2013	December 30, 2012	Percent change	December 29, 2013	December 30, 2012	Percent change
Revenue by product category
Upper extremity joints and trauma	$48,199	$45,808	5.2%	$184,457	$175,242	5.3%
Lower extremity joints and trauma	16,233	14,776	9.9%	58,747	34,109	72.2%
Sports medicine and biologics	3,701	4,163	-11.1%	14,752	15,526	-5.0%

Total extremities	68,133	64,747	5.2%	257,956	224,877	14.7%
Large joints and other	15,259	14,286	6.8%	53,003	52,643	0.7%

Total	$83,392	$79,033	5.5%	$310,959	$277,520	12.0%

Revenue by geography
United States	$47,861	$46,103	3.8%	$182,104	$156,750	16.2%
International	35,531	32,930	7.9%	128,855	120,770	6.7%

Total	$83,392	$79,033	5.5%	$310,959	$277,520	12.0%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three months ended
	(unaudited)
	December 29, 2013			December 30, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$48,199	$(238)	$47,961	$45,808	4.7%
Lower extremity joints and trauma	16,233	3	16,236	14,776	9.9%
Sports medicine and biologics	3,701	(34)	3,667	4,163	-11.9%

Total extremities	68,133	(269)	67,864	64,747	4.8%
Large joints and other	15,259	(614)	14,645	14,286	2.5%

Total	$83,392	$(883)	$82,509	$79,033	4.4%

Revenue by geography
United States	$47,861	$—	$47,861	$46,103	3.8%
International	35,531	(883)	34,648	32,930	5.2%

Total	$83,392	$(883)	$82,509	$79,033	4.4%

	Year ended
	(unaudited)
	December 29, 2013			December 30, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$184,457	$(525)	$183,932	$175,242	5.0%
Lower extremity joints and trauma	58,747	(18)	58,729	34,109	72.2%
Sports medicine and biologics	14,752	(72)	14,680	15,526	-5.4%

Total extremities	257,956	(615)	257,341	224,877	14.4%
Large joints and other	53,003	(1,513)	51,490	52,643	-2.2%

Total	$310,959	$(2,128)	$308,831	$277,520	11.3%

Revenue by geography
United States	$182,104	$—	$182,104	$156,750	16.2%
International	128,855	(2,128)	126,727	120,770	4.9%

Total	$310,959	$(2,128)	$308,831	$277,520	11.3%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Pro Forma Revenue

(in thousands)

	Three months ended
	(unaudited)
	December 29, 2013					December 30, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	* Pro forma adjustment for acquisitions	Pro forma revenue on a constant currency basis	Revenue as reported	* Pro forma adjustment for acquisitions	Pro forma revenue on a constant currency basis	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$48,199	$(238)	$47,961	$—	$47,961	$45,808	$11	$45,819	4.7%
Lower extremity joints and trauma	16,233	3	16,236	—	16,236	14,776	282	15,058	7.8%
Sports medicine and biologics	3,701	(34)	3,667	—	3,667	4,163	—	4,163	-11.9%

Total extremities	68,133	(269)	67,864	—	67,864	64,747	293	65,040	4.3%
Large joints and other	15,259	(614)	14,645	—	14,645	14,286	—	14,286	2.5%

Total	$83,392	$(883)	$82,509	$—	$82,509	$79,033	$293	$79,326	4.0%

Revenue by geography
United States	$47,861	$—	$47,861	$—	$47,861	$46,103	$293	$46,396	3.2%
International	35,531	(883)	34,648	—	34,648	32,930	—	32,930	5.2%

Total	$83,392	$(883)	$82,509	$—	$82,509	$79,033	$293	$79,326	4.0%

	Year ended
	(unaudited)
	December 29, 2013					December 30, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	* Pro forma adjustment for acquisitions	Pro forma revenue on a constant currency basis	Revenue as reported	* Pro forma adjustment for acquisitions	Pro forma revenue on a constant currency basis	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$184,457	$(525)	$183,932	$—	$183,932	$175,242	$807	$176,049	4.5%
Lower extremity joints and trauma	58,747	(18)	58,729	—	58,729	34,109	20,017	54,126	8.5%
Sports medicine and biologics	14,752	(72)	14,680	—	14,680	15,526	—	15,526	-5.4%

Total extremities	257,956	(615)	257,341	—	257,341	224,877	20,824	245,701	4.7%
Large joints and other	53,003	(1,513)	51,490	—	51,490	52,643	—	52,643	-2.2%

Total	$310,959	$(2,128)	$308,831	$—	$308,831	$277,520	$20,824	$298,344	3.5%

Revenue by geography
United States	$182,104	$—	$182,104	$—	$182,104	$156,750	$20,824	$177,574	2.6%
International	128,855	(2,128)	126,727	—	126,727	120,770	—	120,770	4.9%

Total	$310,959	$(2,128)	$308,831	$—	$308,831	$277,520	$20,824	$298,344	3.5%

Notes:

*	— Represents Pro forma Revenue adjustment for OrthoHelix acquisition related to the respective period.

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Revenue, as reported	$83,392	$79,033	$310,959	$277,520
Net loss, as reported	$(10,699)	$(4,803)	$(36,426)	$(21,744)
Interest income	(64)	(34)	(245)	(338)
Interest expense	1,502	2,303	7,256	3,733
Income tax expense (benefit)	944	(12,240)	2,349	(10,935)
Depreciation	5,475	5,126	20,681	18,511
Amortization	4,288	3,708	15,885	11,721

Subtotal Non-GAAP EBITDA	1,446	(5,940)	9,500	948
Other non-operating expense (income)	228	(62)	45	(116)
Foreign currency transaction loss	749	278	1,820	473
Loss on extinguishment of debt	—	593	1,127	593
Share-based compensation	3,547	1,722	8,300	6,830
Inventory product rationalization due to acquisition	—	2,961	—	2,961
Inventory step-up from acquisition	464	1,578	5,908	1,993
Special charges:
Acquisition, integration and distribution transition costs	2,401	3,122	7,143	4,920
Restructuring charges	521	1,111	521	6,357
Reversal of OrthoHelix contingent consideration liability	(193)	—	(5,140)	—
Impairment of intangibles	—	4,737	—	4,737
Italy bad debt expense	—	—	—	1,995
Legal settlements	—	—	1,214	—
Management exit costs	—	861	—	1,235

Non-GAAP adjusted EBITDA	$9,163	$10,961	$30,438	$32,926

Non-GAAP adjusted EBITDA margin	11.0%	13.9%	9.8%	11.9%

Tornier N.V.

Reconciliation of Net Loss and Net Loss per Share

to Non-GAAP Adjusted Net Loss and Non-GAAP Adjusted Net Loss per Share

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Net loss, as reported	$(10,699)	$(4,803)	$(36,426)	$(21,744)
Inventory step-up from acquisition, net of tax	369	1,534	5,540	1,869
Tax benefit due to reversal of valuation allowance from acquisition	(580)	(10,700)	(1,120)	(10,700)
Loss on extinguishment of debt, net of tax	—	479	1,127	479
Inventory product rationalization due to acquisition, net of tax	—	2,916	—	2,916
Special charges, net of tax:
Acquisition, integration and distribution transition costs	2,363	3,118	7,048	4,908
Restructuring charges	521	1,119	521	6,097
Reversal of OrthoHelix contingent consideration liability	(193)	—	(5,140)	—
Italy bad debt expense	—	—	—	1,995
Impairment of intangibles	—	4,737	—	4,737
Legal settlements	—	—	1,214	—
Management exit costs	—	861	—	1,235

Non-GAAP adjusted net loss	(8,219)	(739)	(27,236)	(8,208)

Net loss per share, as reported
Basic and diluted	$(0.22)	$(0.12)	$(0.79)	$(0.54)
Inventory step-up from acquisition, net of tax	0.01	0.04	0.12	0.05
Tax benefit due to reversal of valuation allowance from acquisition	(0.01)	(0.26)	(0.02)	(0.27)
Loss on extinguishment of debt	—	0.01	0.02	0.01
Inventory product rationalization due to acquisition, net of tax	—	0.07	—	0.07
Special charges, net of tax:
Acquisition, integration and distribution transition costs	0.05	0.08	0.15	0.13
Restructuring charges	0.01	0.03	0.01	0.15
Reversal of OrthoHelix contingent consideration liability	(0.01)	—	(0.11)	—
Italy bad debt expense	—	—	—	0.05
Impairment of intangibles	—	0.11	—	0.12
Legal settlements	—	—	0.03	—
Management exit costs	—	0.02	—	0.03

Non-GAAP adjusted net loss per share
Basic and diluted	$(0.17)	$(0.02)	$(0.59)	$(0.20)

Weighted average ordinary shares outstanding
Basic and diluted	48,478	41,639	45,826	40,064

Tornier N.V.

Reconciliation of Net Cash Provided by Operating Activities

to Non-GAAP Adjusted Free Cash Flow

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Net cash provided by operating activities, as reported	$6,661	$3,295	$24,982	$14,431
Adjusted for:
Cash paid related to facilities consolidation initiative	—	2,216	—	4,811
Additions of instruments, as reported	(7,240)	(2,754)	(23,805)	(11,999)
Purchases of property, plant and equipment, as reported	(3,307)	(3,405)	(10,825)	(11,291)
Purchases of property, plant and equipment, related to facilities consolidation initiative	—	636	—	2,997

Non-GAAP adjusted free cash flow	$(3,886)	$(12)	$(9,648)	$(1,051)

Tornier N.V.

Reconciliation of Gross Margin and Gross Margin %

to Non-GAAP Adjusted Gross Margin and Gross Margin %

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Revenue, as reported	$83,392	$79,033	$310,959	$277,520
Gross margin, as reported	$62,125	$52,059	$224,787	$195,602
Gross margin %, as reported	74.5%	65.9%	72.3%	70.5%
Adjusted for:
Inventory product rationalization due to acquisition	—	2,961	—	2,961
Inventory step-up due to acquisition	464	1,578	5,908	1,993

Non-GAAP adjusted gross margin	62,589	56,598	230,695	200,556

Non-GAAP adjusted gross margin %	75.1%	71.6%	74.2%	72.3%

Tornier N.V.

Reconciliation of Operating Expenses and Operating Expenses as a % of Revenue to

Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Expenses as a % of Revenue

	Three Months Ended		Year ended
	(unaudited)		(unaudited)
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Revenue, as reported	$83,392	$79,033	$310,959	$277,520
Operating expenses, as reported	69,465	66,024	248,861	223,936
Operating expenses as a percentage of revenue, as reported	83.3%	83.5%	80.0%	80.7%
Adjusted for:
Amortization of intangible assets	(4,288)	(3,708)	(15,885)	(11,721)
Special charges	(2,729)	(9,831)	(3,738)	(19,244)

Total adjustments	(7,017)	(13,539)	(19,623)	(30,965)
Non-GAAP adjusted operating expenses	$62,448	$52,485	$229,238	$192,971

Non-GAAP adjusted operating expenses as a percentage of revenue	74.9%	66.4%	73.7%	69.5%

Tornier N.V.

Reconciliation of Projected 2013 Operating Loss

to Projected Non-GAAP Adjusted EBITDA

(in millions)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	March 30, 2014		December 28, 2014
	Low	High	Low	High
Revenue	$78.5	$82.5	$304.2	$319.1
Operating Loss	$(11.7)	$(7.7)	$(38.4)	$(26.4)
Adjusted for:
Inventory step-up due to acquisition	0.3	0.2	0.7	0.5
Depreciation and amortization expense	10.4	9.8	45.0	42.0
Share-based compensation	2.2	1.8	9.6	7.5
Special charges	2.8	1.9	5.6	3.9

Total adjustments	$15.7	$13.7	$60.9	$53.9
Non-GAAP adjusted EBITDA	$4.0	$6.0	$22.5	$27.5

Non-GAAP adjusted EBITDA margin	5.1%	7.3%	7.4%	8.6%

Tornier believes the non-GAAP financial measures presented above provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions, litigation settlements and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; and adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov or on Tornier’s website at www.tornier.com.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com